ORIX

Amendment to Loan Documents

Borrower: **eFashion Solutions, LLC,**
a New Jersey limited liability company

Address: **80 Enterprise Avenue South**
Secaucus, New Jersey 07094

Date: **March 9, 2009**

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between ORIX Venture Finance LLC, a Delaware limited liability company ("ORIX") and the borrower named above ("Borrower").

The Parties agree to amend the Loan and Security Agreement between them, dated April 18, 2008 (as otherwise amended, if at all, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. **Limited Waiver**. ORIX hereby waives compliance by the Borrower with the EBITDA-Cap Ex covenant set forth in Section 6 of the Schedule to the Loan Agreement for the twelve months ended December 31, 2008 as a result of Borrower's EBITDA-Cap Ex for such period being approximately ($5,625,000), which is less than the required minimum of ($3,700,000). This waiver does not constitute a waiver of the Borrower's obligation to meet said EBITDA-Cap Ex covenant at any other date, nor does it constitute a waiver of any other term or provision of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other term or provision of the Loan Agreement or any related document.

2. **EBITDA-Cap Ex.** The portion of Section 6 of the Schedule to the Loan Agreement, which presently reads as follows:

Period	EBITDA-Cap Ex
For the 12 months ending March 31, 2009	($2,500,000)
For the 12 months ending June 30, 2009	($100,000)
For the 12 months ending September 30, 2009	$1,100,000

For the 12 months ending December 31, 2009	$4,200,000

is hereby amended to read as follows:

Period	EBITDA-Cap Ex
For the 12 months ending March 31, 2009	($5,000,000)
For the 12 months ending June 30, 2009	($3,600,000)
For the 12 months ending September 30, 2009	($2,600,000)
For the 12 months ending December 31, 2009	($1,200,000)

3. Revolving Loan Limit. Clause (i) of Section 1(b)(1) of the Schedule to the Loan Agreement, which presently reads as follows:

> "(i) $4,000,000 (the 'Revolving Loan Dollar Limit'); or"

is hereby amended to read as follows:

> "(i) $4,000,000 (the 'Revolving Loan Dollar Limit') (provided that the total outstanding balance of the Revolving Loans shall be limited to $2,373,000, until written notice from ORIX to Borrower modifying said amount, which shall be a matter of ORIX's sole discretion); or"

4. Interest Rate.

4.1 **Definitions.** The following definitions are added to Section 8 of the Loan Agreement in alphabetical order:

> "'Base Rate' means, during each month, the greatest of the following: (a) the highest Prime Rate in effect during such month, or (b) the LIBOR Rate on the first day of such month, plus 2.50% per annum, or (c) the LIBOR Rate on the day of any change in the Prime Rate during such month, plus 2.50% per annum, or (d) 3.50% per annum."

> "'LIBOR Rate' means (i) the three-month London Interbank Offered Rate for deposits in U.S. dollars, as shown each day in The Wall Street Journal (Eastern Edition) under the caption 'Money Rates - London Interbank Offered Rates (LIBOR)'; or (ii) if the Wall Street Journal does not publish such rate, the offered three-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, each day, provided that if at least two rates appear on the Reuters Screen LIBO Page on any day, the 'LIBOR Rate' for such day shall be the arithmetic mean of such rates; or (iii) if the Wall Street Journal does not publish such rate on a particular day and no such rate appears on the Reuters Screen LIBO Page on such day, the rate as comparable to the foregoing, as determined in good faith by ORIX (which determination

shall be conclusive absent manifest error).

4.2 **Interest Rate.** Section 2 of the Schedule to the Loan Agreement is amended in its entirety to read as follows:

> "2. Interest Rate (Section 1.3):
>
> "The outstanding principal amount of the Term Loan shall bear interest each month at an interest rate per annum equal to the Base Rate in effect for such month, plus 3.75% per annum, provided that the interest rate in effect on any day shall not be less than 8.50% per annum.
>
> "The Revolving Loans shall bear interest each month at an interest rate per annum equal to the Base Rate in effect for such month, plus 2.00% per annum.
>
> "Interest in all cases shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Base Rate has the meaning set forth in Section 8 of this Agreement."

4.3 **Conforming Change.** The last sentence of Section 1.3 of the Loan Agreement is amended as follows:

> "The sending of a bill for interest in advance by ORIX shall not affect ORIX's right to make adjustments to the same based on changes in the Base Rate as provided in this Agreement."

5. Fee. In consideration for ORIX entering into this Amendment, Borrower shall concurrently pay ORIX a fee in the amount of $10,000, which shall be non-refundable and in addition to all interest and other fees payable to ORIX under the Loan Documents.

6. Representations True. Borrower represents and warrants to ORIX that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

7. General Provisions. Borrower represents and warrants to ORIX that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct. This Amendment and the Loan Agreement and all acts, transactions disputes and controversies arising hereunder or thereunder or relating hereto or thereto, and all rights and obligations of ORIX and Borrower shall be governed by, and construed in accordance with the internal laws of the State of New York without regard to conflict of laws principles, provided that ORIX shall retain all rights arising under federal law. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York State Court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or any act, transaction, dispute or controversy arising hereunder or thereunder or relating hereto or thereto, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing

herein or in the Loan Agreement shall limit the right of ORIX to bring proceedings against Borrower in the courts of any other jurisdiction. Any judicial proceeding by Borrower against ORIX or any affiliate thereof involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in a court in New York, New York. This Amendment, the Loan Agreement, and the other written documents and agreements between ORIX and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. To the extent any provisions of this Amendment directly conflict with any provisions of the Loan Agreement, the provisions of this Amendment shall control. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between ORIX and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

[Signatures on Next Page]

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Borrower:

EFASHION SOLUTIONS, LLC

By ______________________
President or Vice President
CEO

By ______________________
Secretary or Ass't Secretary
Justin Schalloove, COO - Secretary

ORIX:

ORIX VENTURE FINANCE LLC

By ______________________
Kevin P. Sheehan, President and CEO

[Signature Page—Amendment to Loan Documents]